UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of principal executive offices) (Zip Code)

(714) 899-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On May 1, 2020, OMNIQ Corp. (the “Company”) entered into a Loan Agreement with Zions Bankcorporation, NA (“Zion”) whereby the Company borrowed $887,500 from Zion under the Paycheck Protection Program. The loan bears interest at 1% per annum. The loan is re-payable in 18 monthly payments commencing November 29, 2020. While the Loan Agreement is dated April 29, 2020 it was not formally approved and funded until May 1, 2020. The Company can apply for loan forgiveness in an amount equal to the sum of the following costs incurred by the Company:

1) payroll costs;

2) any payment of interest on covered mortgage obligations;

3) any payment on a covered rent obligation; and

4) any covered utility payment

The amount forgiven will be calculated(and may be reduced) in accordance with the Paycheck Protection Program. Not more than 25% of the amount forgiven can be attributed to non-payroll costs.

Item 3.01 Creation of a Direct Financial Obligation

The Company issued a promissory note for $887,500 in accordance with the Loan agreement referenced in Item 1.01

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020

OMNIQ CORP.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO